UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): April 7, 2021 (April 7, 2021)

EVERSOURCE ENERGY

(Exact name of registrant as specified in its charter)

Massachusetts	001-05324	04-2147929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadwell Drive, Springfield, Massachusetts, 01104
(Address of principal executive offices, including zip code)

(800) 286-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $5.00 par value per share	ES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2021, the Board of Trustees (the “Board”) of Eversource Energy (the “Company”) announced the election of Joseph R. Nolan, Jr. as the Company’s President and Chief Executive Officer, to be effective as of the meeting of the Board to be held May 5, 2021. Mr. Nolan will succeed current Chairman, President and Chief Executive Officer James J. Judge, who will become the Company’s Executive Chairman of the Board, also effective as of the May 5, 2021 meeting of the Board. The Company will continue to have a Lead Trustee and will appoint or re-appoint the Lead Trustee at the Board’s May 5, 2021 meeting.

In connection with Mr. Nolan’s election as the Company’s President and Chief Executive Officer, his pro-rated base annual salary will be increased to $1.2 million, and his 2021 target annual cash compensation award level under the Eversource Incentive Plan will be increased to 110% of base salary. In connection with Mr. Judge’s election as the Company’s Executive Chairman of the Board, his pro-rated annual base salary will be adjusted to $1 million. Mr. Judge’s current target annual cash and long-term incentive compensation award levels will remain in place for 2021, with no further annual cash incentive compensation opportunities following 2021.

The information regarding the business experience and background of Mr. Nolan and Mr. Judge is incorporated by reference to the information set forth in the section titled "Directors, Executive Officers and Corporate Governance” of the Company’s annual report on Form 10-K for its fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (the "SEC") on February 17, 2021. The information regarding Mr. Nolan’s and Mr. Judge’s compensation arrangements with the Company is incorporated by reference to the relevant information set forth in the Company’s proxy statement for its 2021 Annual Meeting of Shareholders as filed with the SEC on March 26, 2021. There are no transactions involving either Mr. Nolan or Mr. Judge requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

Item 8.01.	Other Events

On April 7, 2021, the Company issued a press release announcing Mr. Nolan’s election as President and Chief Executive Officer and the election of Mr. Judge as Executive Chairman of the Board, all effective following the close of the 2021 Annual Meeting of Shareholders, which press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated April 7, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERSOURCE ENERGY
(Registrant)

April 7, 2021	By:	/s/ Philip J. Lembo
Philip J. Lembo
Executive Vice President and Chief Financial Officer